UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Nuveen Preferred Income Opportunities Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-21293	47-0909557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 20e-4(c) under the Exchange Act (17 CFR 240.20e-4(c))

Item 8.01.	Other Events.

Investment Policy Revision

Effective June 15, 2016, Nuveen Preferred Income Opportunities Fund (NYSE: JPC) changed its investment policies to remove a potential limitation on the fund’s ability to invest in contingent capital securities. The fund has a policy under the Investment Company Act Rule 35d-1 (the names rule) requiring it to invest at least 80% of its assets in preferred securities. The fund also has a policy limiting its aggregate investments in specified securities, including convertible preferred securities, to 20% of its assets.

Some contingent capital securities (sometimes referred to as CoCos) include features providing for their mandatory conversion into common stock upon the occurrence of certain trigger events, and could potentially be subject to the 20% limitation on convertible preferred and other securities. Because CoCos have become a significant part of the preferred securities market, the fund’s adviser recommended to the Board that convertible preferred securities be removed from the foregoing 20% limitation, and the Board approved this change. Going forward, there will be no limitation on the fund’s investments in convertible preferred securities generally, or in CoCos. Convertible preferred securities and CoCos will continue to be considered “preferred securities” that count toward satisfaction of the requirement that the fund invest at least 80% of its assets in preferred securities.

Contingent Capital Securities

CoCos are hybrid preferred or debt securities, issued primarily by non-U.S. financial institutions, which have loss absorption mechanisms benefitting the issuer built into their terms. CoCos generally provide for mandatory conversion into the common stock of the issuer or a write-down of the principal amount or value of the CoCo upon the occurrence of certain “triggers.” These triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. Equity conversion or principal write-down features are tailored to the issuer and its regulatory requirements and, unlike traditional convertible securities, conversions are not voluntary. In the event of a conversion, the market price of the issuer’s common stock received by the fund likely would have declined, perhaps substantially, and might continue to decline. Further, the issuer’s common stock would be subordinate to the issuer’s other classes of securities. A principal write down could result in the fund losing all or a portion of its investment. For some CoCos, coupon payments are entirely discretionary and may be cancelled by the issuer at any time, for any reason, and for any length of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN PREFERRED INCOME OPPORTUNITIES FUND

Date: June 17, 2016	By:	/s/ Kevin J. McCarthy
Kevin J. McCarthy
Vice President and Secretary